SECOND AMENDMENT TO THE MORRISON HEALTH CARE, INC.
     DEFERRED COMPENSATION PLAN

     THIS SECOND AMENDMENT is made as of this 31st day of March, 1997, by MORRISON HEALTH CARE, INC. (the "Primary
Sponsor"), a corporation organized and existing under the laws of the State of Georgia.


                     W I T N E S S E T H:


     WHEREAS, the Primary Sponsor maintains the Morrison
Health Care, Inc. Deferred Compensation Plan (the "Plan"), which was established by indenture dated March 7, 1996; and

     WHEREAS, the Primary Sponsor desires to amend the Plan to coordinate the participation by a select group of members in the Morrison Health Care, Inc. Salary Deferral Plan with participation by that same group in this Plan;

     NOW, THEREFORE, the Plan is hereby amended, effective
April 1, 1997, except as otherwise provided herein, as follows:

1. By deleting, effective as of March 7, 1996, Section 1.9 in its entirety and by substituting therefor the following:

          "1.9 `Company Stock Rate of Return' means a designated rate of return that corresponds, in whole or in part, to changes in the value of securities of the Primary
     Sponsor, any Affiliate, Ruby Tuesday, Inc. or Morrison Fresh
     Cooking, Inc."

2. By deleting Section 3 in its entirety and by substituting therefor the following:

                         "SECTION 3
                    DEFERRAL ELECTIONS

          3.1 Each Plan Year, a Member who is an Eligible Employee may elect to defer under the Plan a portion of the Annual Compensation otherwise payable to the Member for the Plan Year, which amount shall be at least two percent (2%) of Annual Compensation and shall be in increments of one percent (1%) of Annual Compensation, but not in excess of twenty percent (20%) of Annual Compensation; provided, however, that, if the Member is then eligible to participate in the Salary Deferral Plan, the Member then must have in effect an election under the Salary Deferral Plan to defer the maximum percentage of Annual Compensation permissible pursuant to its provisions (a `Maximum Salary Deferral Plan Election''.

          3.2 All elections to defer Annual Compensation under Plan Section 3.1 may only be made pursuant to an agreement between the Member and the Plan Sponsor which shall be in such form and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the amount of Annual Compensation of the Member that the Member desires to defer. Once a Member has made an election for a Plan Year, the Member may revoke or modify his or her election to reduce the rate of future deferrals, effective as of the beginning of the payroll period coinciding with or next following the Plan Administrator's processing of the revocation or modification pursuant to normal administrative procedures. Once an election has been revoked or modified, any subsequent election by the Member shall be effective as of the first day of the first payroll period coinciding with or next following the Plan Administrator's processing of the election pursuant to normal administrative procedures, except that at the request of a Member in a form acceptable to the Plan Administrator, the election may be given effect at a later date. Notwithstanding the other provisions of this Section 3.2, any election to defer under this Plan shall be revoked automatically if a Member who is then eligible to participate in the Salary Deferral Plan revokes or modifies his election to defer under that plan so that it no longer constitutes a Maximum Salary Deferral Plan Election.

          3.3  Each Plan Sponsor proposes to credit on
     behalf of each Member for allocation to that Member's
     Company Matching Account an amount determined in accordance with the following formula:

               (a)  first, determine the amount of matching
          contributions which would have been made under the Salary Deferral Plan on behalf of the Member to the sum of the elective deferral made under the Salary Deferral Plan and Deferral Amounts under the Plan on behalf of the Member for the period, with the assumption, however, that a Member with at least one but fewer than ten Years of Service shall receive the matching allocation provided for by Section 4.2(a)(1) of the Salary Deferral Plan, but without regard to
          (i) any restrictions required by Code Sections 401(k)(3), 401(m) or 415; and (ii) the restriction on the amount of matching contributions which may be credited on behalf of Highly Compensated Employees under the Salary Deferral Plan, as described by Section 4.2(a)(1)(iv) of the Salary Deferral Plan; and

               (b)  then reduce the amount determined under
          Subsection (a) above by the amount of matching contributions actually credited to the Member under the Salary Deferral Plan for the same period; provided, however, a Plan Sponsor may credit for any period a greater matching allocation on behalf of any Member under the Plan than that determined by the preceding provisions of this Section 3.3(a), as determined by the Plan Sponsor in its sole discretion."


     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Second
Amendment.

     IN WITNESS WHEREOF, the Primary Sponsor has caused this
Second Amendment to be executed as of the day and year first above written.


                              MORRISON HEALTH CARE, INC.


                              By:/s/ Glenn Davenport
                                     Glenn Davenport
                              Title: President and CEO

ATTEST:

By:/s/ John E. Fountain
       John E. Fountain
Title: Secretary

     [CORPORATE SEAL]